                                                                     Exhibit 5.1

                               Schulte Roth & Zabel LLP
                                   919 Third Avenue
                               New York, New York 10022

     (212) 756-2153                                   edward.schauder@srz.com

                                     December 19, 2003


Anchor Glass Container Corporation
4343 Anchor Plaza Parkway
Tampa, FL  33634

          Re: Anchor Glass Container Corporation Form S-4 No. 333-110205 originally filed on December 5, 2003

Ladies and Gentlemen:

          We have acted as counsel for Anchor Glass Container Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 originally filed on November 3, 2003 (the "Registration Statement"), relating to the 11% Senior Secured Notes due 2013, Series B, of the Company in the aggregate principal amount of $51,200,000 (the "New Notes"). The New Notes are to be offered by the Company in exchange for $50,000,000 in aggregate principal amount of the Company's outstanding 11% Senior Secured Notes due 2013, Series A, issued on August 5, 2003, and $1,200,000 in aggregate principal amount of the Company's outstanding 11% Senior Secured Notes due 2013, Series A, issued on February 7, 2003.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of the Registration Statement, the indenture dated as of February 7, 2003, and the first supplemental indenture dated as of August 5, 2003, in each case pertaining to the New Notes (collectively, the "Indenture"). We have also examined originals, telecopies or copies certified or otherwise identified for our satisfaction of such records of the Company and all agreements, certificates of public officials, certificates of officers or

Anchor Glass Container Corporation
December 19, 2003
Page 2

representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

          Members of this firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction.

          Based on the foregoing, and having such regard for such legal considerations as we deem relevant, we are of the opinion that, upon the issuance of the New Notes in the manner referred to in the Registration Statement and in accordance with the terms and conditions of and the procedures set forth in the Indenture, the New Notes will be binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ SCHULTE ROTH & ZABEL LLP